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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 16, 2022
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Realogy Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
_______________________________
Realogy Group LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
_______________________________
175 Park Avenue
Madison, NJ 07940
(Address of principal executive offices) (Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Realogy Holdings Corp.	Common Stock, par value $0.01 per share	RLGY	New York Stock Exchange
Realogy Group LLC	None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 16, 2022, Realogy Holdings Corp. (the “Company”) announced Melissa K. McSherry has been elected as Chief Operating Officer of the Company, effective February 22, 2022. As a member of the Company’s executive leadership team, Ms. McSherry will report to the Company’s Chief Executive Officer and President. She will be responsible for product, technology, customer success, corporate development, and enterprise marketing across the Company. A copy of the Company’s press release related to the foregoing is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Prior to joining the Company, Ms. McSherry, age 49, served as Senior Vice President, Global Head of Risk and Identity Solutions at Visa, Inc., a multinational financial services corporation, from 2016 to February 2022. While at Visa, Ms. McSherry led a cross functional team of approximately 500 persons that spanned product, engineering, sales, data science, client success, operations, and product marketing, among others. From 2014 to 2016, Ms. McSherry founded and served as the Chief Executive Officer of Firinne, advising CEOs, owners, and boards on strategy and execution. Ms. McSherry served at Capital One Financial Corporation from 2002 until 2014, most recently in the role of Senior Vice President, Card Partnerships from 2010 until 2014.
Ms. McSherry will also serve as Chief Operating Officer of Realogy Group LLC (“Realogy Group”), as well as certain other direct or indirect subsidiaries of the Company. There have been no transactions and there are no currently proposed transactions in which the Company or Realogy Group was or is to be a participant and in which Ms. McSherry had or will have a direct or indirect material interest that requires disclosure pursuant to Item 404(a) of Regulation S-K.
Pursuant to a letter agreement between the Company and Ms. McSherry, she will be entitled to an annual base salary of $750,000. Additionally, she will be eligible to participate in the Company’s (i) annual cash incentive plan with her individual target eligible funding equal to 100% of her eligible earnings in the applicable performance year and (ii) long-term incentive program with the composition of her 2022 equity award (valued at approximately $1.0 million) to be generally consistent with the Company’s 2022 executive equity program determined by the Compensation Committee and comprised of performance share units (“PSUs”) and restricted stock units vesting ratably over three years. Ms. McSherry will also receive an onboarding grant of restricted stock units (valued at $2.1 million) that will vest on each of the first three anniversaries of the grant date. Ms. McSherry’s equity awards are expected to be granted on or about March 1, 2022 and will be subject to the Company’s Clawback Policy. Ms. McSherry will be entitled to participate in Company employee benefit programs as generally available to other senior executives of the Company. Ms. McSherry’s employment is at-will.
Ms. McSherry will be eligible to become a participant in the Company’s Executive Severance and Executive Change in Control Plans following her execution of an Executive Restrictive Covenant Agreement with the Company, which includes a non-competition period of two years and a non-solicitation period of three years following a termination of employment for any reason. The Executive Severance Plan provides for severance protections upon certain terminations of employment not related to a change in control while the Executive Change in Control Plan provides for protections for certain terminations in connection with a change in control. The Company’s Clawback Policy applies in the event Ms. McSherry breaches the restrictive covenants under the Executive Restrictive Covenant Agreement.
The Company will enter into its standard Indemnification Agreement with Ms. McSherry. Pursuant to the Indemnification Agreement, the Company agrees to indemnify Ms. McSherry to the fullest extent permitted, and in the manner permitted, by applicable law as in effect as of the date of the Indemnification Agreement or as such laws may, from time to time, be amended (but only if amended in a way that broadens the right to indemnification and advancement of expenses), subject to the terms and limitations provided therein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description
99.1	Press Release dated February 16, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY HOLDINGS CORP.

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President, Chief Financial Officer and Treasurer
Date: February 16, 2022

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY GROUP LLC

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President, Chief Financial Officer and Treasurer
Date: February 16, 2022

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 16, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).